ESCROW AGREEMENT

THIS AGREEMENT is made this 10 day of January 2019 between Profile Solutions, Inc. whose address is 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351 ("PSIQ"), Stem Ventures, Inc., whose address is 7777 Glades Road Suite 203 Boca Raton, FL 33434 and Silver & Silver Attorneys at Law whose address is 108 S Miami Ave # 2, Miami, FL 33130 (the "Escrow Agent")

WITNESSETH:

WHEREAS, PSIQ through its operating subsidiary Elite Products International, Inc. (www.profilesolutionsinc.com) is a leading distributor and manufacturer in the cannabinoid (CBD) industry. PSIQ's products contain cutting-edge CBD Hemp extracts in the form of edibles, creams, oils, and salves.

WHEREAS, Stem Ventures, Inc, a newly formed cannabis company dedicated to acquiring and operating cannabis THC and CBD cannabis licenses worldwide. As an innovative company, Stem Ventures will acquire and improve properties for cannabis industry operators and provides turn-key solutions for vetted, marijuana-based businesses including but not limited to marijuana and hemp cultivation, extraction, infused products and processing.

WHEREAS, PSIQ and Stem Ventures executed a term sheet on October 31st, 2018 to joint venture to become the only licensed growing farm and processing plant for medical cannabis & hemp in The Kingdom of eSwatini ("eSwatini")

WHEREAS as a condition of the term sheet, Stem Ventures shall deliver to Silver & Silver Attorneys at Law as Escrow Agent ("Silver or Escrow Agent") the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) as a deposit (the "Deposit") against the $5,000,000 Investment ("Investment")

WHEREAS, PSIQ and Stem Ventures desire that Silver & Silver Attorneys at Law serve as escrow agent to hold Stem Ventures Funds subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. Stem Ventures shall advance $ 2.500,000 to Escrow Agent. Escrow Agent shall hold the deposited funds for the joint venture with PSIQ to become the only licensed growing farm and processing plant for medical cannabis & hemp in eSwatini.

2. On or before February 15th, 2019 unless mutually extended in writing by the parties,

the Deposit shall be applied towards the Investment or returned to Stem Ventures upon written request by Stem Ventures. If Stem Ventures does not provide written instructions on or before February 15th, 2019, the deposit shall immediately be returned to Stem Ventures.

3. Except pursuant to a written agreement between all parties extending the term of the escrow, the Escrow Agreement shall terminate on February 15th, 2019. Upon termination of the Escrow Agreement, the Escrow Agent shall immediately return the funds to Stem Ventures.

4. Upon receipt of any notice from any party to this Escrow Agreement, the Escrow Agent shall provide all parties to this Agreement with a copy of the notice. The recipients of the notice shall have three business days to contest the validity of the communication from the other party.

5. Escrow Agent shall be under no obligation to determine the authenticity of any instructions delivered to the Escrow Agent. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statements or assertion contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it, nor as to the identity, authority or rights of any person executing the same. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any act or omissions of any kind unless caused by its willful misconduct or gross negligence.

6. In the event of any disagreement about the interpretation of this Agreement, or the propriety, of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the disagreement. By entering into this Escrow Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Broward County, Florida. All costs incurred by the Escrow Agent, including attorneys fee, in connection with any interpleader proceeding shall be borne by the parties.

7. **Provisions with Respect to the Escrow Agent.**

(a) Protection of the Escrow Agent. (i) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that, that this Agreement may be amended at any time or times by written agreement signed by the parties

(b) Indemnification. Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof, or otherwise at law, the parties hereby, individually and jointly agree to indemnify and hold harmless the Escrow Agent from and against any and all

liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Escrow Agent.

8. Term of Agreement.

a. This Agreement shall remain in effect unless and until it should be cancelled as follows:

(1) All the parties deliver to the Escrow Agent notice of cancellation of designation of the Escrow Agent to act and serve in said capacity, together with designation of a successor escrow agent, in which event cancellation shall take effect no earlier than five (5) days after delivery of such notice to the Escrow Agent; or

(2) The Escrow Agent may resign as escrow agent at any time upon delivering notice to the parties of its desire to so resign, in which event cancellation shall take effect no earlier than five (5) days after delivery of such notice to the parties; or

(3) Upon compliance with all escrow provisions as set forth in this Agreement and the release of the Escrow Funds.

9. Notices.

Unless otherwise specified herein, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt when delivered by hand, or (ii) upon date of postmark when sent by certified mail, postage prepaid, return receipt requested (or by such comparable method including overnight express delivery services), or (iii) upon the day following transmission receipt by facsimile or email.

10. Miscellaneous.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event any action, suit or proceeding should be instituted as a result of any matter or thing affecting this Agreement, the parties designate Dade County, Florida, as the proper jurisdiction and venue in which same is to be instituted.

b. No right, power or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Agent may have under the Agreement or now or hereafter existing at law, in equity or by statute, and

the exercise of one right, power or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

c. The rights created by this Agreement shall accrue to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

d. This Agreement contains all of the terms, promises, covenants, conditions and representations made by or entered into by and among the parties hereto, and supersedes all prior discussions and agreements, whether written or oral. This Agreement may not be modified except by an instrument in writing, executed and delivered by all of the parties hereto.

e. The date when this Agreement shall be in full force and effect ("Effective Date") shall be the date when last signed by all parties without an unapproved, prior modification.

f. All costs and fees incurred in connection with this Escrow Agreement and any underlying documentation related thereto shall be borne by the Parties jointly & severely.

g. This Agreement may be executed in counterparts, each being deemed an original.

THIS ESCROW AGREEMENT HAS BEEN PREPARED BY THE ESCROW AGENT FOR AND ON BEHALF OF STMH AND PSIQ. ESCROW AGENT HAS AND WILL CONTIUE TO PROVIDE LEGAL SERVICES FOR PSIQ. BY EXECUTION OF THIS AGREEMENT, THE PARTIES WAIVE ANY CONFLICTS OF INTEREST.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth herein.

Profile Solutions, Inc., ("PSIQ")

____________________ Date: 1/10/19

Dan Oran, CEO

Stem Ventures, Inc. ("STMH"):

____________________ Date: __________

Roger Rai, CEO

Silver & Silver Attorneys at Law ("Escrow Agent")

Ira Silver, Esquire

Date: 1/10/19